                                                                     EXHIBIT 6.6

                                                             WARRANT NO.
                                                                        --------

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED AND ANY TRANSFER OR PURPORTED TRANSFER SHALL NOT BE RIGHTFUL UNDER THE UNIFORM COMMERCIAL CODE AND THE COMPANY SHALL HAVE NO DUTY TO REGISTER A TRANSFER OF SUCH SECURITIES EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE 1933 ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE 1933 ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW AND THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND HIS SUCCESSORS AND ASSIGNS.

Void after the later of January 17, 2000 or 60 days after the Initial Exercise Date, as defined below.

                       WARRANT TO PURCHASE COMMON STOCK
                        OF INTERNATIONAL COMPUTEX, INC.

    FOR VALUE RECEIVED, INTERNATIONAL COMPUTEX, INC., a Georgia corporation (the "Company") and certain Selling Shareholders set forth on Schedule I hereto,
hereby certify that                           (the "Holder"), or his permitted
                    -------------------------
assigns, is entitled to purchase from the Selling Shareholders, on the terms and conditions set forth herein, a number of shares of the Company's common stock
("Common Stock") equal to the quotient of $          /1/ divided by the Offering
                                           ----------    ------- --
Price, as defined below, subject to possible proportionate reduction in the number of shares of Common Stock to be sold upon exercise of this Warrant. Any such reduction shall be based upon the requirement that a maximum of 250,000 shares of Common Stock shall be available for purchase pursuant to the entire issue of Warrants concurrently herewith. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as

---------------

/1/ Insert principal amount of Senior Debentures purchased to which this Warrant is attached.

the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", and (iv) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant"). The "Offering Price" shall mean the price at which the shares of Common Stock are offered to the public pursuant to the first Public Offering of the Company. "Public Offering" shall mean the sale to the public of shares of Common Stock covered by a registration statements under the Securities Act of 1933, as amended (the "Act"), resulting in gross proceeds of $5,000,000 or more. The purchase price for each share of Common Stock purchased pursuant to this Warrant shall be equal to sixty percent (60%) of the Offering Price as determined above (the "Per Share Warrant Price").


    1. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, six (6) months after the date of closing of the first Public Offering of the Company (such anniversary date being the "Initial Exercise Date), but in no event after the later of (a) 5:00 p.m., Eastern Standard Time, on the third anniversary date of the issuance of this Warrant or (b) the date which is sixty (60) days after the Initial Exercise Date (the "Expiration Date"), by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of Gambrell & Stolz, L.L.P., as escrow agent. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 100 shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will so notify the Escrow Agent appointed pursuant to Section 2, at which time the Escrow Agent shall deliver to the Company, certificates representing a sufficient number of shares of Common Stock to cover the exercise of the Warrant, and the Company will (a) issue a certificate or certificates in the name of the Holder for the number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

    2. RESERVATION OF WARRANT SHARES. The Selling Shareholders agree that, prior to the closing of the private placement of certain Senior Debentures and the Warrants, the Selling Shareholders will have delivered in escrow to an Escrow Agent suitable to H.J. Meyers & Co., Inc. in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of the Warrant. As an inducement to Holder to deliver this Warrant, Selling Shareholders shall enter into the Escrow Agreement annexed hereto as
Schedule II.

    3.  ANTI-DILUTION PROVISIONS.

        (a) If, at any time or from time to time after the date of the closing of the first Public Offering of the Company (the "Qualified Offering Date"), the Company shall distribute to the holders of the Common Stock (i) securities, other than shares of the Common Stock, or (ii) property, other than cash without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the Qualified Offering Date, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the Qualified Offering Date to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

        (b) In case the Company shall after the Qualified Offering Date (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that if the Holder surrendered this Warrant for exercise immediately thereafter, the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b) the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of this Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

        (c) In case of any consolidation or merger to which the Company is a party after the Qualified Offering Date other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this subsection (c) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

        (d) Whenever the Per Share Warrant Price is adjusted as provided in this
Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall promptly prepare a certificate of an officer of the Company, setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

        (e) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock after the Qualified Offering Date, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

    4. FULLY PAID STOCK: TAXES. The Company and Selling Shareholders agree that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights and the Company and the Selling Shareholders will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrant or certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

    5.  TRANSFER.

        (a) SECURITIES LAWS. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Act or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Warrant or any of the Warrant Shares issued upon exercise hereof, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only
(i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission; or (ii) upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer will not violate the provisions of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such Act; or (iii) the Warrant or Warrant Shares to be sold or transferred have been registered under the Act and there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be sold or transferred.

        (b) CONDITIONS TO TRANSFER. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Act, the Holder will, if requested by the Company, deliver to the Selling Shareholders and the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

        (c) INDEMNITY. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof and the Selling Shareholders from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of this Warrant, any transfer of the Warrant or any of the Warrant Shares in violation of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such Acts, or any application state securities laws, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant, or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel upon which counsel's opinion as to a proposed transfer shall have been based.

        (d) TRANSFER. Except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

        (e) LEGEND AND STOP TRANSFER ORDERS. Unless the Warrant Shares have been registered under the Act, upon exercise of any part of the Warrant and the issuance of any of the shares of Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares. All certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Georgia law, in addition to any additional legend required by the securities laws of the state in which the Holder resides or maintains its principal office:

            "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

    6.  REGISTRATION RIGHTS.

        (a) In the event that, subsequent to exercise of the Warrants, the Company files a registration statement under the Act with the Securities and Exchange Commission covering shares of the Common Stock (including but not limited to shares beneficially owned by third parties), and at the time such registration statement meeting the requirements of the Act which may be used by the Holder to dispose of the Common Stock acquired hereunder, the Company will, at least twenty (20) calendar days prior to the date such registration statement is so filed, notify the Holder of such proposed filing. Thereafter, the Holder may request the Company to register pursuant to the Act all, but only all, of the Common Stock then beneficially owned by the Holder as a result of the exercise of the Warrants by giving the Company notice requesting such registration within fifteen (15) calendar days after the giving of the Company's notice referred to in the preceding sentence. In the event that such notice is received by the Company, the Company will (a) include such Common Stock in the registration statement otherwise filed as referred to in the first sentence of this Paragraph C(1) and (b) use its best efforts to cause any such registration statement or any amendments thereto to become effective. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to this Paragraph C(1). In such event, the right of any Holder to registration pursuant to this Paragraph C(1) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

        (b) Notwithstanding anything herein to the contrary, the Company shall have the right to terminate or withdraw any registration initiated by it under this section C prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        (c) The Company will make available to the Holder copies of each preliminary prospectus, and, if registration of the Common Stock is effected, each final prospectus and supplement thereto filed in connection with any registration statement pursuant hereto and any amendments thereto, all in such quantities as may be reasonably requested in writing by the Holder prior to the final printing of any such prospectus, supplement, or amendment.

        (d) The Company will (a) notify the Holder, promptly after it receives notice thereof, of the time when any registration statement pursuant hereto has become effective and of the date any amendment thereto or any supplement to any prospectus forming a part thereof has been filed; (b) notify the Holder, promptly after it receives notice thereof, of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any such registration statement or of the initiation or threat of any proceeding for that purpose an use its best efforts to prevent the issuance of any such stop order and to obtain the withdrawal of any such stop order which may be issued; (c) prepare and promptly file with the Securities and Exchange Commission any amendment to any such registration statement or any supplement to any prospectus forming a part thereof which may be necessary to correct any statement or omission if, at a time when a prospectus relating to the Common Stock is required to be delivered under the Act, any event has occurred as a result of which such prospectus would otherwise include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and (d) use its best efforts to register or qualify the Common Stock, to the extent required by the applicable securities laws of any state in which the Holder may reside at the time of the intended sale, as the Holder may designate, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subparagraph (d), be obligated to be so qualified or to consent to general service of process in any such jurisdiction.

        (e) Notwithstanding anything herein to the contrary, whenever a registration proposed to be filed by the Company is for an underwritten offering, and the underwriters determine that the number of shares of Common Stock to be sold in such underwritten offering should be limited due to market conditions or otherwise, the Holder shall have his Common Stock excluded from such underwritten offering.

        (f) The Company will pay all fees and expenses incurred by the Company relating to the preparation and filing of any registration statement pursuant hereto and any amendment thereto or to any offer or sale of the Common Stock, including fees of counsel retained by it and brokerage fees. The Holder will pay all fees and expenses incurred by it relating to any such registration statement and amendments or to any offer or sale of the Common Stock relating to Common Stock owned by the Holder, including fees of counsel retained by it, underwriting discounts, brokerage fees and transfer taxes applicable to the Common Stock sold by it.

        (g) The Holder of any Common Stock to be included in any registration shall furnish the Company such information regarding such Holder, the Common Stock held by such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph C.

        (h) At the request of any Holder selling Common Stock, the Company will furnish to the sellers of such Common Stock on the date that such Common Stock is delivered to the underwriters for sale in connection with a registration pursuant to this Paragraph C, if such Common Stock is being sold through underwriters or, if such Common Stock is not being sold through underwriters, on the date that the registration statement with respect to such Common Stock becomes effective, (A) an opinion of the counsel representing the Company for the purposes of such registration, dated such date, in form and substance as is customarily given by counsel to underwriters in an underwritten public offering, and (B) to the extent the Company's accounting firm is willing to do so, a "comfort" letter dated such date from the independent public accountants who have certified the Company's financial statements included in the registration statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

        (i) The Company will give each seller of such Common Stock, and the underwriters, if any, of such Common Stock and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Company with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Act and, in the event that Common Stock is to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

        (j) In the event of any registration of any securities of the Company under the Act pursuant to this Paragraph C, the Company will, and hereby does, indemnify and hold harmless the seller of any shares of Common Stock covered by such registration statement, its directors, and officers, partners, employees, representatives and affiliates and each other person controlling the seller against any losses, claims, damages, liabilities and expenses (including reasonably legal fees and expenses and costs of investigation), joint or several, to which such seller or any such director or officer or participating or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of the Act, or any rules or regulations applicable to the registration, and the Company will reimburse such seller and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable
                                 -------- ----
to such an indemnified person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or any documents incorporated by reference in any of the above in reliance upon and in conformity with information furnished by such indemnified person to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

        (k) The Company may require, as a condition to including any shares of Common Stock in any registration statement filed pursuant to the above, that the Company shall have received an undertaking satisfactory to it from the seller of any shares of Common Stock to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph C(10) above) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto or any documents incorporated by reference in any of the above, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

        (l) If the indemnification provided for above is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omission which resulted in such losses, claims, damages, liabilities, expenses or cations as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contributions pursuant to the above were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such cation or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        (m) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding Paragraphs 10, 11 and 12, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of
                                                  -------- ----
any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under such preceding paragraphs, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties (and the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection therewith). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to any indemnifying party, who has assumed the defense of any claim pursuant to the provisions hereof, of a release from all liability in respect to such claim or litigation without the written consent of the indemnifying party.

    7. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity and bond reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

    8. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

    9. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

        (a) the Company at 550 Interstate North Parkway, Suite 507, Atlanta, Georgia 30328 or such other address as the Company has designated in writing to the Holder, or

        (b) the Holder at __________________________________________, or such other address as the Holder has designated in writing to the Company.

    10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

    11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

    12. NO WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

    IN WITNESS WHEREOF, INTERNATIONAL COMPUTEX, INC., has caused this Warrant to be signed and attested and its corporate seal to be hereunto affixed this 17th day of January, 1997.

                                    INTERNATIONAL COMPUTEX, INC.



                                    By: /s/ Emil H. Dahan
                                        --------------------------------------
                                        Emil H. Dahan, Chief Executive Officer


Selling Shareholder                 Selling Shareholder


----------------------------        -----------------------------------------
Patricia Tuxbury Salem              Emil H. Dahan


Selling Shareholder                 Selling Shareholder


----------------------------        -----------------------------------------
Peter W.Jeng                        Michael J. Galvin


Selling Shareholder

____________________________
James C. McAlarney, III